As filed with the Securities and Exchange Commission on September 12, 2022.

File No. 001-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g)

of the Securities Exchange Act of 1934

VITRO BIOPHARMA, INC.

(Exact name of Registrant as specified in its charter)

Nevada	84-1012042
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

3200 Cherry Creek Drive South, Suite 720 Denver, Colorado	80209
(Address of principal executive offices)	(Zip code)

(855) 848-7627

(Registrant’s telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act: None

Securities to be registered pursuant to Section 12(g) of the Act:

Title of Each Class to be Registered

Common Stock, par value $0.001 per share

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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INFORMATION REQUIRED IN REGISTRATION STATEMENT

(Cross-Reference Sheet Between Registration Statement on Form S-1 Filed as Exhibit 99.1 hereto and Items of this Registration Statement on Form 10)

EXPLANATORY NOTE

Vitro Biopharma, Inc. is filing this Registration Statement on Form 10 (the “Form 10”), to register its common stock, par value $0.001 per share, pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Unless otherwise mentioned or unless the context requires otherwise, when used in this Form 10, the terms “Vitro,” the “Company,” “we,” “us,” and “our” refer to Vitro Biopharma, Inc. and its subsidiaries. This Form 10 incorporates by reference information contained in the registration statement on Form S-1 filed by the Company with the Securities and Exchange Commission on September 9, 2022 and filed as an exhibit hereto (the “Registration Statement”).

Item 1.	Business.

The information required by this item is contained under the sections “Prospectus Summary,” “Business” and “Where You can Find More Information” of the Registration Statement. Those sections are incorporated herein by reference.

Item 1A.	Risk Factors.

The information required by this item is contained under the section “Risk Factors” of the Registration Statement. That section is incorporated herein by reference.

Item 2.	Financial Information.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The information required by this item is contained under the section “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the Registration Statement. That section is incorporated herein by reference.

Quantitative and Qualitative Disclosures about Market Risk

We are a smaller reporting company, as defined by Rule 12b-2 of the Exchange Act, and are not required to provide the information required under this item.

Item 3.	Properties.

The information required by this item is contained under the section “Business—Facilities” of the Registration Statement. That section is incorporated herein by reference.

Item 4.	Security Ownership of Certain Beneficial Owners and Management.

The information required by this item is contained under the section “Principal Stockholders” of the Registration Statement. That section is incorporated herein by reference.

Item 5.	Directors and Executive Officers.

The information required by this item is contained under the section “Management” of the Registration Statement. That section is incorporated herein by reference.

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Item 6.	Executive Compensation.

The information required by this item is contained under the section “Executive and Director Compensation” of the Registration Statement. That section is incorporated herein by reference.

Item 7.	Certain Relationships and Related Transactions, and Director Independence.

The information required by this item is contained under the sections “Certain Relationships and Related-Party Transactions” and “Management—Board Structure and Composition” of the Registration Statement. Those sections are incorporated herein by reference.

Item 8.	Legal Proceedings.

The information required by this item is contained under the section “Business—Legal Proceedings” of the Registration Statement. That section is incorporated herein by reference.

Item 9.	Market Price of, and Dividends on, the Registrant’s Common Equity and Related Stockholder Matters.

The information required by this item, aside from the Equity Compensation Plan Information in tabular form included below, is contained under the sections “Description of Capital Stock” and “Dividend Policy” of the Registration Statement. Those sections are incorporated herein by reference.

Equity Compensation Plan Information

The following table sets forth information concerning equity compensation granted to various consultants and employees of the Company pursuant to individual compensation arrangements as of October 31, 2021:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	—	—	—
Equity compensation plans not approved by security holders	28,560,000	$0.32	—
Total	28,560,000	0.32	—

Information regarding the individual compensation arrangements pursuant to which outstanding options were granted prior to October 31, 2021 is contained under the section “Executive and Director Compensation” of the Registration Statement. That section is incorporated herein by reference.

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Item 10.	Recent Sales of Unregistered Securities.

The information required by this item is contained under the section “Recent Sales of Unregistered Securities” of the Registration Statement. That section is incorporated herein by reference.

Item 11.	Description of Registrant’s Securities to be Registered.

The information required by this item is contained under the section “Description of Capital Stock” of the Registration Statement. That section is incorporated herein by reference.

Item 12.	Indemnification of Directors and Officers.

The information required by this item is contained under the section “Indemnification of Directors and Officers” of the Registration Statement. That section is incorporated herein by reference.

Item 13.	Financial Statements and Supplementary Data.

The information required by this item is contained under the section “Index to Financial Statements” and “Report of Independent Registered Public Accounting Firm” of the Registration Statement and the financial statements and the notes to the financial statements contained therein. Those sections are incorporated herein by reference.

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

We have had no changes in or disagreements with our independent auditors on accounting or financial disclosures.

Item 15.	Financial Statements and Exhibits.

(a)	Financial Statements and Schedule

The information required by this item is contained under the section “Index to Financial Statements” and “Report of Independent Registered Public Accounting Firm” of the Registration Statement and the financial statements and the notes to the financial statements contained therein. Those sections are incorporated herein by reference.

(b)	Exhibits

Unless otherwise noted, the following exhibits are incorporated herein by reference from the Registration Statement:

Exhibit Number	Exhibit Description
2.1	Agreement and Plan of Exchange, dated August 1, 2021, by and among Infinivive MD, LLC, Jack Zamora, its Sole Member, and the Registrant
2.2	Agreement and Plan of Merger, dated August 1, 2021, by and among Fitore, Inc., the Registrant, Vitro Acquisition Corp. No. 1 and the Fitore Stockholders named therein.
3.1	Second Amended and Restated Articles of Incorporation, as amended, currently in effect
3.2	Bylaws
3.3	Amendment to the Bylaws
4.1	Form of Common Stock Certificate
4.2	Form of Stock Purchase Warrant A
4.3	Form of Stock Purchase Warrant B
10.1#	2022 Equity Incentive Plan
10.2#	Amendment to the 2022 Equity Incentive Plan

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Exhibit Number	Exhibit Description
10.3#	Form of Incentive Stock Option Grant Notice and Stock Option Agreement under the 2022 Incentive Award Plan
10.4#	Form of Non-Statutory Stock Option Grant Notice and Stock Option Agreement under the 2022 Incentive Award Plan
10.5#	Non-Statutory Stock Option Agreement, dated May 1, 2018, by and between the Registrant and James Musick
10.6#	Non-Statutory Stock Option Agreement, dated May 1, 2018, by and between the Registrant and John R. Evans
10.7#	Non-Statutory Stock Option Agreement, dated November 30, 2020, by and between the Registrant and John R. Evans
10.8#	Non-Statutory Stock Option Agreement, dated November 30, 2020, by and between the Registrant and James R. Musick
10.9#	Non-Statutory Stock Option Agreement, dated December 1, 2020, by and between the Registrant and Jack Zamora
10.10#	Non-Statutory Stock Option Agreement, dated April 9, 2020, by and between the Registrant and Jack Zamora
10.11#	Non-Statutory Stock Option Agreement, dated August 1, 2021, by and between the Registrant and Nathan Haas
10.12#	Non-Statutory Stock Option Agreement, dated October 1, 2021, by and between the Registrant and Caroline Mosessian
10.13#	Non-Statutory Stock Option Agreement, dated October 1, 2021, by and between the Registrant and John R. Evans
10.14#	Non-Statutory Stock Option Agreement, dated October 1, 2021, by and between the Registrant and Nathan Haas
10.15#	Non-Statutory Stock Option Agreement, dated February 1, 2021, by and between the Registrant and Caroline Mosessian
10.16#	Executive Employment Agreement, dated December 1, 2020, between the Registrant and James R. Musick
10.17#	Executive Employment Agreement, dated December 1, 2020, between the Registrant and Jack Zamora
10.18#	Executive Employment Agreement, dated October 1, 2021, by and between Nathan Haas and the Registrant
10.19#	Consultant Agreement, dated October 1, 2021, by and between the Registrant and Innovative Strategies & Solutions, Inc.
10.20#	Executive Employment Agreement, dated December 2, 2020, by and between the Registrant and Keith Burge
10.21#	Addendum to Employment Agreement (Separation Agreement), dated February 19, 2021, by and between the Registrant and Keith Burge
10.22#	Executive Employment Agreement, effective July 6, 2022, by and between the Registrant and Christopher Furman
10.23#	Executive Employment Agreement, dated November 30, 2020, by and between the Registrant and John Evans
10.24	Lease Agreement, dated July 1, 2020, by and between Kokopelli Properties, LLC and the Registrant
10.25	Subscription Agreement and 4% Unsecured Promissory Note Due December 31, 2025, dated November 1, 2020, by and between the Registrant and James Musick
10.26	Subscription Agreement and 6% Unsecured Promissory Note Due December 31, 2025, dated November 1, 2020, by and between the Registrant and James Musick
10.27	Joint Operating Agreement, dated July 14, 2020, by and between The Partners Stem Cell Centre (PSCC) Ltd. and the Registrant
10.28†	Joint Operating Agreement, dated August 6, 2021, by and among European Wellness Biomedical Group, Bio Peptides LLC and the Registrant
10.29	Amendment, dated April 28, 2022, to Joint Operating Agreement, dated August 6, 2021, by and among European Wellness Biomedical Group, Bio Peptides LLC and the Registrant
10.30	Joint Development Agreement, dated May 15, 2018, by and between the Registrant and Jack Zamora
10.31	Note Purchase Agreement, dated May 31, 2022, by and between the Registrant and Bruce Peterson
10.32	Convertible Promissory Note, dated May 31, 2022, issued by the Registrant to Bruce Peterson
10.33	Note Purchase Agreement, dated May 31, 2022, by and between the Registrant and Kevin Melling
10.34	Convertible Promissory Note, dated May 31, 2022, issued by the Registrant to Kevin Melling
21.1	List of subsidiaries
99.1*	Registration Statement on Form S-1

*	Filed herewith.
#	Indicates management contract or compensatory plan.
†	Certain portions of this document that constitute confidential information have been redacted in accordance with Regulation S-K, Item 601(b)(10).

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

VITRO BIOPHARMA, INC.

By:	/s/Christopher Furman
Name:	Christopher Furman
Title:	Chief Executive Officer

Date: September 9, 2022

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